U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                     FORM 8-K


                                   CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

          Date of Report (date of earliest event reported): March 26, 2008

                         5G WIRELESS COMMUNICATIONS, INC.
            (Exact Name of Registrant as Specified in Its Charter)

          Nevada                          0-30448             20-0420885
(State or Other Jurisdiction      (Commission File Number)  (I.R.S. Employer
      of Incorporation)                                     Identification No.)

          2771 Plaza del Amo, Suite 805, Torrance, California      90503
              (Address of Principal Executive Offices)          (Zip Code)

      Registrant's telephone number, including area code:  (310) 328-0495


             (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-
           2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]  Pre-commencement communications pursuant to Rule 13e-
           4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

     (a) Between January 15, 2008 and March 27, 2008, the Company issued a total of 47,363,022 restricted shares of common stock to four holders of convertible notes owing by the Company. These shares represented a total of $51,000 in principal conversions (average of $0.001 per share).

     (b) Between February 15, 2008 and March 31, 2008, the Company issued a total of 24,868,975 restricted shares of common stock to one consultant for amounts owing for consulting services to the Company.
These shares were valued at a total of $19,184 (average of $0.0008 per share).

ITEM 8.01 OTHER EVENTS

     (a) On March 27, 2008, the Company was served with a legal action entitled Donna Buys v. 5G Wireless Communications, Inc., Don Boudewyn, Jerry Dix, and Ramon Barrientos. This action, filed in the San Diego County Superior Court, alleges breach of fiduciary, fraud, misrepresentation, and other causes of action in connection with an alleged $100,000 investment in the company in September 2002 and seeks the return of these funds.

     Management believes the Company has meritorious claims and defenses to the claims of the plaintiff, including the expiration of various statutes of limitations on the causes of action. This matter remains in the early stages of litigation and there can be no assurance as to the outcome of the action. Litigation is subject to inherent uncertainties, and unfavorable rulings could occur. Were unfavorable rulings to occur, there exists the possibility of a material adverse impact of money damages on the Company's financial condition, results of operations, or liquidity of the period in which the ruling occurs, or future periods.

     (b) On October 4, 2006, the Company acquired certain assets of Global Connect, Inc., doing business as IVADO (see Exhibit 10). The assets acquired from IVADO are in the business of providing wireless Internet access to hospitality property patrons.

     On March 26, 2008, the Company received notice of default and cancellation of services for certain properties that it has been servicing and managing as a result of the IVADO asset acquisition (see Exhibit 10). The Company has been given until 5 pm on the March 31, 2008 to cure the default, which consists of bringing current the amounts due to the holder of the master host agreement. The Company doubts that it will be able to cure this default.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601of Regulation S-K.

                               SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       5G Wireless Communications, Inc.



Dated: March 31, 2008                  By: /s/ Don Boudewyn
                                       Don Boudewyn,
                                       Executive Vice President

                             EXHIBIT INDEX

Number                    Description

10      Asset Purchase Agreement between the Company and Global
        Connect, Inc., dated as of September 12, 2006 (not including Schedule 1, Schedule 2, Schedule 3 and Schedule
        4) (incorporated by reference to Exhibit 10 of the Form 8-K filed on October 11, 2006).